Exhibit 99

FOR IMMEDIATE RELEASE

CONTACT:
Richard Hantke
Director of Investor Relations
(732) 362-2380

Intelligroup Provides Update on Progress of Periodic Filings

EDISON, N.J., September 14, 2004 /PRNewswire-FirstCall/ – Intelligroup, Inc., (Nasdaq: ITIGE), a leading global provider of strategic IT outsourcing services, today provided an update on its plan to file its second quarter 2004 report on Form 10-Q. The Company had previously announced that the Company anticipated filing its quarterly report for the second quarter no later than September 17, 2004. Based upon the Company’s progress in closing its books and drafting the quarterly report, the Company will be unable to meet the previously announced date of September 17th for filing its quarterly report.

As previously announced, due to its recent implementation of a new financial system and the development of its finance team, the Company has been undertaking a more comprehensive review of its quarterly results. This review is taking longer than anticipated.

The Company will provide an update with further information as soon as possible.

About Intelligroup
Intelligroup, Inc. is a leading global provider of strategic IT outsourcing services.  Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations.  The Company’s onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs.  With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

Safe Harbor Statement
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).  Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.  Certain of such risks and uncertainties are set forth in Intelligroup’s filings with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and ‘Creating the Intelligent Enterprise’, 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries.